UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimated effects of the acquisition (the “Transaction”) by Grandparents.com, Inc., formerly known as NorWesTech, Inc. (the “Company,” “we”, “us,” and “our”), of the net assets of Grandparents.com, LLC (“Grandparents.com”) and the subscription by certain accredited investors for the purchase of the Company’s Series B Convertible Preferred Stock (the “Financing”) on our historical financial position and results of operations. We have derived this historical financial data from our audited financial statements as of and for the year ended June 30, 2011 and unaudited financial statements for the six months ended December 31, 2011. Readers are urged to carefully review and consider the various disclosures made by us in this Report, as amended from time to time, and in the other reports we file with the Securities and Exchange Commission (“SEC”), including our annual reports on Form 10-K and quarterly reports on Form 10-Q. We have derived Grandparents.com’s historical financial data from its audited financial statements for the period ending December 31, 2011, filed as Exhibit 99.1 to Amendment No. 2 to this Report which was filed with the SEC on March 30 2012.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 assumes that the Transaction and Financing were consummated on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 assumes that the Transaction and Financing were consummated on December 31, 2011. The information presented in the unaudited pro forma condensed consolidated financial statements does not purport to represent what our financial position or results of operations would have been had the Transaction and Financing occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Transaction and Financing.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of the Company and Grandparents.com.

NorWesTech, Inc.
Pro forma Condensed Combined Balance Sheet
As of December 31, 2011

ASSETS

	NWT December 31, 2011	Grandparents December 31, 2011		Pro Forma Adjustments	Pro-forma December 31, 2011
Current Asset:
Cash	$1,745,274	$347,284	[D] [E]	$2,400,000	$4,492,558
Restricted cash	-	40,000		-	40,000
Accounts receivable, net	-	84,922		-	84,922
Other receivable, net	111	-		-	111
Notes receivable	500,000	-	[G]	(500,000)	-
Prepaid expenses	19,724	254,826		-	274,550
Total Current Assets	2,265,109	727,032		1,900,000	4,892,141

Property & Equipment, net	-	35,170		-	35,170

Other Assets:
Security deposits	-	3,701		-	3,701
Intangibles, net	-	5,110,993		-	5,110,993
Total Other Assets	-	5,114,694		-	5,114,694

Total Assets	$2,265,109	$5,876,896		$1,900,000	$10,042,005

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$52,516	$596,584		-	$649,100
Accrued expenses	32,300	185,191		-	217,491
Warrant derivative liability	-	211,645		-	211,645
Short-term advances	-	-		-	-
Notes payable, current maturities	-	900,882	[G]	(500,000)	400,882
Accrued management fees	-	512,500		-	512,500
Cumulative preferred return	-	120,488		-	120,488
Total Current Liabilities	84,816	2,527,290		(500,000)	2,112,106

Long-Term Liabilities:
Notes Payable, net of current maturities	-	300,000		-	300,000
Total Long-Term Liabilities	-	300,000		-	300,000

Liabilities held for sale

Total Liabilities	84,816	2,827,290		(500,000)	2,412,106

Commitments and Contingencies

Stockholders' Equity:
Common Stock	167,961	-		-	167,961
Series A Convertible Preferred (5,588,749 Common)	-	-	[B]	-	-
Series B Convertible Preferred (1,289,749 Common)	-	-	[D]	30,000	30,000
Class A Preferred Units, $1 par value	-	918,000	[A] [B]	(918,000)	-
Class B Units	-	-		-	-
Additional Paid in Capital	28,449,307	81,312	[B] [D] [E] [F]	(16,023,975)	12,506,644
Transaction advisory warrants	-	-	[F]	1,161,342	1,161,342
Accumulated Deficit	(26,436,975)	(5,074,706	) [C] [F]	25,275,633	(6,236,048)

Total Liabilities and Stockholders' Equity	$2,265,109	$5,876,896		$1,900,000	$10,042,005

[A]	The Contribution Agreement Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, NWT (the legal acquirer) is considered the accounting acquiree and Grandparents (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of Grandparents, with the assets and liabilities, and revenues and expenses, of NWT being included effective from the date of consummation of the Merger Transaction. Grandparents is deemed to be a continuation of the business of NWT. The outstanding stock of Grandparents prior to the Merger Transaction will be accounted for at its net book value and no goodwill will be recognized

[B]	To reflect the issuance of one (1) share of Series A Convertible preferred Stock and GP Warrant of NWT (legal acquiror) for all of the assets and liability of Grandparents (legal acquireee, but accounting acquirer), upon closing of the Transaction, resulting in the elimination of all issued and outstanding units of Grandparents

[C]	To eliminate the accumulated deficit of NWT upon closing of the Transaction

[D]	To reflect the issuance of 3,000,000 shares of Series B Convertible Preferred stock for aggregate gross proceeds of $3,000,000

[E]	Transaction cost of $600,000 for capital raise of $3,000,000 gross proceeds, net proceeds of $2,400,000

[F]	The pro forma financial statements give effect to the issuance of a warrant to purchase 5,588,749 shares of Common Stock as a Transaction advisory fee for the Contribution Agreement, and the issuance of a warrant to purchase 1,289,711 shares of Common Stock as a Private Placement agent fee at fair value. The fair value of the Private Placement agent fee was accounted for as a reduction of additional paid in capital in connection with the $3 million capital raise.

[G]	Bridge loan of $500,000 eliminated upon closing of the Transaction

See accompanying notes to the condensed financial statements

NorWesTech, Inc.
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2011

	NWT July 1, 2010 to June 30, 2011	Grandparents January 1, 2011 to December 31, 2011		Pro Forma Adjustments	Pro-forma January 1 to December 31, 2011
Revenues:
Advertising revenue	$-	$478,133		$-	$478,133
Total Revenues	-	478,133		-	478,133

Operating Expenses:
Selling and marketing	-	104,323		-	104,323
Salaries	-	897,886		-	897,886
Rent	-	157,761		-	157,761
Consulting	-	6,270		-	6,270
Equity-based compensation	-	165,789		-	165,789
Transaction costs	-	-	[D]	-	-
Management fees	-	600,000		-	600,000
Other general and administrative	17,615	488,413	[A] [B]	159,622	665,650
Depreciation and amortization	-	842,187		-	842,187
Total operating expenses	17,615	3,262,629	[A] [B]	159,622	3,439,866

Other income (expenses):
Interest income (expense), net	-	(34,670)		395	(34,275)
Gain on purchase of business	-	-		-	-
Other income (loss), net	-	18,633		95	18,728
Total other income (expenses)	-	(16,037)		490	(15,547)

Net loss from operations, before preferred return	(17,615)	(2,800,533)		(159,132)	(2,977,280)

Preferred return expense	-	(94,408)		-	(94,408)

Net loss from operations	$(17,615)	$(2,894,941)		$(159,132)	$(3,071,688)

Net loss per share, from continuing operations	$-		[C]		$(0.18)

Weighted average common shares outstanding, basic and diluted:	16,909,501		[C]		16,909,501

[A]	To remove NWT activity for the period from July 1, 2010 to December 31, 2010

[B]	To include NWT activity for the period from July 1, 2011 to December 30, 2011

[C]	The Pro Forma statements of operations assumes the Contribution Agreement and Private Company Financings occurred as of January 1, 2010. Therefore, the weighted average number of shares outstanding for the period ended December 31, 2011 is 16,909,501. If the convertible preferred shares were converted, the total number of shares outstanding subsequent to completion of the Private Company Financing and Merger Transactions would be 84,091,566 shares

[D]	The pro forma financial statements do not give effect to the issuance of a warrant to purchase 5,588,749 shares of Common Stock as a Transaction advisory fee for the Contribution Agreement and having a fair market value of $1,161,342 because such fee is not a recurring expense.

See accompanying notes to the condensed financial statements